Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Information of WW International, Inc. and Subsidiaries as of April 1, 2023, for the year ended December 31, 2022, and for the three months ended April 1, 2023

(in thousands, except for per share amounts)

Introduction

On April 10, 2023 (the “Closing Date”), WW International, Inc., a Virginia corporation (the “Company”) completed its previously announced acquisition of Weekend Health, Inc., doing business as Sequence, a Delaware corporation (“Sequence”), subject to the terms and conditions set forth in the Agreement and Plan of Merger, dated as of March 4, 2023, by and among the Company, Well Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, Sequence, and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the Equityholders’ Representative (as defined therein) for Sequence (the “Merger Agreement”), pursuant to which Sequence continued as a wholly-owned subsidiary of the Company (the “Acquisition”). Sequence provides a technology powered care platform and mobile web application through its subscription based service, which includes a comprehensive weight management program, pharmacotherapy treatment, nutrition plans, health insurance coordination services, and access to clinicians, dietitians, fitness coaches and care coordinators.

As consideration for the Acquisition, which closed on April 10, 2023, the Company agreed to pay an aggregate amount equal to $132,000, subject to the adjustments set forth in the Merger Agreement (the “Merger Consideration”). Subject to the terms and conditions of the Merger Agreement, the Merger Consideration has been paid, or is payable, as follows: (i) approximately $64,217 in cash (inclusive of approximately $24,459 of cash on the balance sheet of Sequence) and approximately $34,702 in the form of approximately 7,996 newly issued shares of the Company’s common stock (valued at $4.34 per share), in each case, paid on the Closing Date or promptly thereafter, (ii) $16,000 in cash to be paid on April 10, 2024, and (iii) $16,000 in cash to be paid on April 10, 2025, in each case, subject to the adjustments and deductions set forth in the Merger Agreement.

Pro forma Information

The unaudited pro forma condensed combined statement of operations for the three months ended April 1, 2023 and the year ended December 31, 2022 give pro forma effect to the Acquisition as if it had occurred on January 2, 2022. The unaudited pro forma condensed combined balance sheet as of April 1, 2023 gives pro forma effect to the Acquisition as if it was completed on April 1, 2023.

The unaudited pro forma combined financial information is based on and should be read in conjunction with:

• the accompanying notes to the unaudited pro forma condensed combined financial information;

• the historical audited financial statements of WW International, Inc. as of and for the year ended December 31, 2022, and the related notes;

• the historical audited financial statements of Sequence as of and for the year ended December 31, 2022, and the related notes, filed as exhibits to this Form 8-K/A;

• the historical unaudited financial statements of WW International, Inc. as of and for the three months ended April 1, 2023, and the related notes;

• the historical unaudited financial statements of Sequence as of and for the three months ended March 31, 2023, and the related notes, filed as exhibits to this Form 8-K/A;

The unaudited pro forma condensed combined financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures about Acquired and Disposed Businesses, as adopted by the SEC in May 2020 (“Article 11”). The amended Article 11 became effective on January 1, 2021. The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Acquisition occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited transaction accounting adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

APRIL 1, 2023

(IN THOUSANDS)

	WW International, Inc.	Weekend Health, Inc.	Transaction Accounting Adjustments	Notes (1)		Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$140,847	$27,486	$(64,217)	(a	)	$104,116
Receivables, net	31,059	342	—			31,401
Inventories	10,668	—	—			10,668
Prepaid income taxes	15,337	—	—			15,337
Prepaid expenses and other current assets	37,323	186	—			37,509

TOTAL CURRENT ASSETS	235,234	28,014	(64,217)			199,031
Property and equipment, net	25,612	30	—			25,642
Operating lease assets	68,962	—	—			68,962
Franchise rights acquired	386,608	—	—			386,608
Goodwill	156,211	—	88,989	(b	)	245,200
Other intangible assets, net	64,178	700	9,113	(c	)	73,991
Deferred income taxes	23,006	2	—			23,008
Other noncurrent assets	13,917	—	—			13,917

TOTAL ASSETS	$973,728	$28,746	$33,885			$1,036,359

LIABILITIES AND TOTAL DEFICIT
CURRENT LIABILITIES
Portion of operating lease liabilities due within one year	$15,464	$—	—			$15,464
Accounts payable	21,697	190	—			21,887
Salaries and wages payable	64,041	128	—			64,169
Accrued marketing and advertising	14,664	—	—			14,664
Accrued interest	10,938	—	—			10,938
Other accrued liabilities	42,288	1,659	18,424	(d	)	62,371
Income taxes payable	62,058	—	—			62,058
Deferred revenue	35,716	1,231	—			36,947

TOTAL CURRENT LIABILITIES	266,866	3,208	18,424			288,498
Long-term debt, net	1,423,329	—	—			1,423,329
Long-term operating lease liabilities	63,783	—	—			63,783
Deferred income taxes	19,940	—	1,943	(e	)	21,883
Other	2,079	10	12,410	(f	)	14,499

TOTAL LIABILITIES	1,775,997	3,218	32,777			1,811,992
Preferred stock	—	45,161	(45,161)	(g	)	—
TOTAL DEFICIT
Common stock	—	2	(2)	(g	)	—
Treasury stock	(3,093,237)	—	—			(3,093,237)
Retained earnings	2,298,701	(19,635)	46,271	(h	)	2,325,337
Accumulated other comprehensive loss	(7,733)	—	—			(7,733)

TOTAL DEFICIT	(802,269)	(19,633)	46,269			(775,633)

TOTAL LIABILITIES AND TOTAL DEFICIT	$973,728	$28,746	$33,885			$1,036,359

(1)	See Note 4 to the Notes To The Unaudited Pro Forma Condensed Combined Financial Information for further details.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2022

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	WW International, Inc.	Weekend Health, Inc.	Transaction Accounting Adjustments	Notes (1)		Pro Forma Combined
Subscription revenues, net	$919,055	$6,282	—			$925,337
Product sales and other, net	121,801	—	—			121,801

Revenues, net	1,040,856	6,282	—			1,047,138

Cost of subscription revenues	321,528	3,605	—			325,133
Cost of product sales and other	96,928	—	—			96,928

Cost of revenues	418,456	3,605	—			422,061

Gross profit	622,400	2,677	—			625,077
Marketing expenses	244,783	706	—			245,489
Selling, general and administrative expenses	263,840	4,374	11,363	(a	)	279,577
Franchise rights acquired and goodwill impairments	396,727	—	—			396,727

Operating loss	(282,950)	(2,403)	(11,363)			(296,716)
Interest expense (income)	81,141	(17)	1,790	(b	)	82,914
Other expense, net	1,691	15,065	—			16,756

Loss before income taxes	(365,782)	(17,451)	(13,153)			(396,386)
Benefit from for income taxes	(114,379)	9	(3,294)	(c	)	(117,664)

Net loss	$(251,403)	$(17,460)	$(9,860)			$(278,723)

Net loss per share
Basic	$(3.58)					$(3.56)

Diluted	$(3.58)					$(3.56)

Weighted average common shares outstanding
Basic	70,321			(d	)	78,317

Diluted	70,321			(d	)	78,317

(1)	See Note 4 to the Notes To The Unaudited Pro Forma Condensed Combined Financial Information for further details.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

THREE MONTHS ENDED APRIL 1, 2023

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	WW International, Inc.	Weekend Health, Inc.	Transaction Accounting Adjustments	Notes (1)		Pro Forma Combined
Subscription revenues, net	$211,032	$6,457	—			$217,489
Product sales and other, net	30,863	—	—			30,863

Revenues, net	241,895	6,457	—			248,352

Cost of subscription revenues	94,897	3,424	—			98,321
Cost of product sales and other	27,487	—	—			27,487

Cost of revenues	122,384	3,424	—			125,808

Gross profit	119,511	3,033	—			122,544
Marketing expenses	88,234	13	—			88,247
Selling, general and administrative expenses	59,860	2,635	868	(e	)	63,363

Operating (loss) income	(28,583)	385	(868)			(29,066)
Interest expense (income)	22,846	(1)	448	(b	)	23,293
Other income, net	(330)	(199)	—			(529)

(Loss) income before income taxes	(51,099)	585	(1,316)			(51,830)
Provision for income taxes	67,580	118	(329)	(c	)	67,369

Net (loss) income	$(118,679)	$467	$(986)			$(119,198)

Net loss per share
Basic	$(1.68)					$(1.52)

Diluted	$(1.68)					$(1.52)

Weighted average common shares outstanding
Basic	70,596			(d	)	78,592

Diluted	70,596			(d	)	78,592

(1)	See Note 4 to the Notes To The Unaudited Pro Forma Condensed Combined Financial Information for further details.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands)

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11. The historical financial information of WW International, Inc. and Weekend Health, Inc. has been adjusted in the unaudited pro forma condensed combined financial information to reflect transaction accounting adjustments related to the Acquisition, in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

The Company’s and Sequence’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, Business Combinations, with the Company as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical consolidated financial statements of the Company and Sequence. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of Merger Consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the aggregate Merger Consideration depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the aggregate Merger Consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information.

Note 2. Accounting Policies

As part of the Acquisition, management is performing a comprehensive review of the entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the entities which, when conformed, could have a material impact on the financial statements of the combined company. Based on its initial analysis, the Company has not identified any changes in accounting policies that would have an impact on unaudited pro forma combined condensed financial information.

Note 3. Preliminary Purchase Price Allocation

The following table shows the preliminary allocation of the purchase price for Weekend Health, Inc. to the acquired identifiable assets, liabilities assumed and goodwill:

Total consideration:
Cash paid at closing	$64,217
Cash to be paid on April 10, 2024	16,000
Cash to be paid on April 10, 2025	12,420
Total cash payments		$92,637
Less stock-based compensation expense attributable to post combination vesting		(3,883)

Common shares issued	7,996
Stock price as of April 10, 2023 (1)	$4.12
Total stock issuance purchase price		32,943

Aggregated merger consideration		$121,697

Assets acquired:
Cash	$27,486
Receivables	342
Prepaid expenses and other current assets	186
Property, plant and equipment	30
Intangible assets	9,813
Deferred income tax	2

Total assets acquired		37,859

Liabilities assumed:
Accounts payable	$190
Accrued liabilities	1,787
Deferred revenue	1,231
Deferred tax liability	1,943

Total liabilities assumed		5,151

Net assets acquired		32,708

Total goodwill		$88,989

(1)

Represents the fair value of the shares transferred to the sellers, based on the number of shares to be issued, 7,996, multiplied by the closing price of the Company’s ordinary shares on April 10, 2023 of $4.12 per share.

Note 4. Transaction Accounting Adjustments

The transaction accounting adjustments are based on management’s preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma combined financial information:

Adjustments to the pro forma combined balance sheet:

(a)	Reflects cash paid for the acquisition by the Company of $39,758 and cash acquired and paid from the balance sheet of Sequence of $24,459.

(b)

Reflects the preliminary estimate of goodwill, which represents the excess of the purchase price over the fair value of Weekend Health, Inc.’s identifiable assets acquired and liabilities assumed as presented in Note 3.

(c)	Reflects the estimated fair value of intangible assets acquired, net of the elimination of the historical carrying value of capitalized software.

Intangible Asset Acquired	Pro-Forma Balance Sheet Fair Value
Customer relationships	$2,045
Developed software	7,768

$9,813
Reversal of Sequence historical capitalized software	(700)

Intangible assets pro-forma balance	$9,113

(d)	Reflects $16,000 of cash payable on April 10, 2024 for the acquisition plus the estimated transaction costs to be incurred subsequent to March 31, 2023 amounting to $2,424.
(e)

Reflects the originating deferred taxes resulting from the transaction fair value adjustments of the acquired assets and assumed liabilities based on the applicable statutory tax rate with the respective estimated purchase price allocation. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities, including cash needs and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

(f)

Reflects $16,000 of cash payable on April 10, 2025 for the acquisition discounted using the Company’s weighted average cost of debt, partially offset by the reversal of a $10 liability related to Weekend Health, Inc. unvested stock option exercises.

(g)	Reflects the elimination of Weekend Health, Inc.’s common stock and preferred stock.
(h)

Reflects the issuance of WW International, Inc. stock with a value of $32,943 and the elimination of Weekend Health, Inc.’s retained earnings of $19,635 partially offset by stock-based compensation expense attributable to post combination vesting of $3,883 and an accrual for unpaid transaction costs of $2,424.

Adjustments to the pro forma combined statement of operations:

(a)

Reflects estimated amortization expense of intangible assets of $4,634 based on the estimated fair value at acquisition date, stock-based compensation expense attributable to post combination vesting of $3,883, transaction costs of $2,424 incurred subsequent to April 1, 2023 and the net impact of the addition of $504 related to payroll expenses that had been capitalized by Weekend Health, Inc. and the reversal of related amortization expense of capitalized software of $82. Transaction costs of $3,504 are included in the historical income statement of the Company for the three months ended April 1, 2023. These costs will not affect the Company’s income statement beyond 12 months after the acquisition date. Refer to the table in note (e) below for further information relating to intangible assets acquired.

(b)	Reflects the accretion of interest expense for the period attributable to the discounting of the $16,000 of cash payable on April 10, 2025 using the Company’s weighted average cost of debt.

(c)

Reflects the income tax impact of the transaction accounting adjustments utilizing a statutory income tax rate in effect of 25.01% for the year ended December 31, 2022 and the 3 months period ended March 31, 2023. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities, including cash needs and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

(d)

Reflects the issuance of additional shares in connection with the Acquisition, assuming the shares were outstanding since the beginning of the fiscal year ended December 31, 2022. As the Acquisition is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Acquisition have been outstanding for the entire periods presented.

(e)

Reflects estimated amortization expense of intangible assets of $647 based on the estimated fair value at acquisition date and the net impact of the addition of $268 related to payroll expenses that had been capitalized by Weekend Health, Inc. and the reversal of related amortization expense of capitalized software of $48. Refer to the table below for further information relating to intangible assets acquired.

	Pro-Forma	Useful	Pro-Forma Amortization Expense
Intangible Asset Acquired	Balance Sheet Fair Value	Life (in years)	Twelve Months Ended December 31, 2022	Three Months Ended April 1, 2023
Customer relationships	$2,045	0.4	$2,045	$—
Developed software	7,768	3.0	2,589	647

	$9,813		$4,634	$647

The preliminary estimated fair value and useful life can differ from final amounts and the difference could have a material effect on the accompanying unaudited pro forma condensed combined financial information. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill along with an increase in amortization expense of $463 for the twelve months ended December 31, 2022 and $204 for the three months ended April 1, 2023.